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                                                                    Exhibit 99.1

                       ENVIRONMENTAL ELEMENTS CORPORATION
                             1998 STOCK OPTION PLAN

         1.    Purpose.
               -------

               This plan, which shall be known as the Environmental Elements Corporation 1998 Stock Option Plan (the "Plan"), is intended to promote the interests of Environmental Elements Corporation (the "Company") and its shareholders by encouraging officers, employees, outside directors of the Company and its subsidiaries to acquire equity interests or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors also contemplates that through the adoption of the Plan the Company and its subsidiaries will be better able to compete for the services of personnel needed for the continued growth and success of the Company.

         2.    Shares Subject to the Plan.
               --------------------------

               Subject to adjustment as provided in Section 9 hereof, the aggregate number of shares of the Common Stock, par value $.01 per share, of the Company ("Shares") reserved for issuance upon exercise of options under the Plan shall not exceed 300,000 Shares. In the event the number of Shares to be delivered upon the exercise in full of any option granted under the Plan is reduced for any reason whatsoever or in the event any option granted under the Plan can no longer under any circumstances be exercised, the number of Shares no longer subject to such option shall thereupon be released from such option and shall thereafter be available to be re-optioned under the Plan.

         3.    Effective Date.
               --------------

               The Plan was adopted on May 21, 1998, which, subject to approval by the stockholders of the Company at the 1998 Annual Meeting of Stockholders, or any adjournment or postponement thereof, is the effective date ("Effective Date") of the Plan.

         4.    Administration.
               --------------

               (a)  Committee. The Plan shall be administered by a committee
                    ---------
(the "Committee") appointed by the Board of Directors of the Company.

               (b)  Authority. Subject to the provisions of the Plan, the
                    ---------
Committee shall interpret the Plan and the options granted under the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the

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Plan or in any option, in the manner and to the extent the Committee deems desirable to carry the Plan or option into effect. The Committee, in its absolute discretion and without shareholder consent, may grant to holders of outstanding options, in exchange for the surrender and cancellation of such options, new options having option prices lower (or higher) than the option price provided in the options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

               (c)  Procedure. All determinations of the Committee shall be made
                    ---------
by not less than a majority of its members present at a meeting at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Committee and filed with the minutes of proceedings of the Committee. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement for their service as members of the Committee to the same extent as for service as directors of the Company.

         5.    Granting of Options.
               -------------------

               (a)  Grant of Options and Selection of Optionees. The Committee
                    -------------------------------------------
shall have authority, within ten years of the Effective Date of the Plan, to grant to such officers, employees and outside directors of the Company and its present and future subsidiaries as may be selected by it ("Optionees"), options to purchase authorized but unissued Shares. The Committee shall also have the authority (i) to determine the number of Shares to be subject to a grant, (ii) to establish the terms and conditions of each grant (including, but not limited to, the exercise price of any option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, or forfeiture of an option, and any terms or conditions that may be necessary to qualify options as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 ("Code")), (iii) to prescribe the form of each option agreement evidencing a grant, and (iv) to amend, modify, or supplement the terms of any outstanding option. Appropriate officers of the Company are hereby authorized to execute and deliver option agreements in the name of the Company, in the form and as directed from time to time by the Committee.

               (b)  Time of Granting Option. Nothing contained in the Plan or
                    -----------------------
any resolutions adopted or to be adopted by the Board of Directors or the stockholders of the Company shall constitute the granting of any option hereunder. Options shall be granted hereunder only by action of or pursuant to the authority of the Committee; provided, however, that no participant shall have any rights with

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respect to such grant unless and until he or she shall have executed and delivered an option agreement in form and substance satisfactory to the Committee.

               (c)  Limitation on Grants. No person eligible for a grant under
                    --------------------
Section 5(a) hereof may be awarded options in any calendar year exercisable for greater than 100,000 Shares (subject to adjustment as provided in Section 9 hereof).

               (d)  Limitations on Incentive Stock Options. An Option shall
                    --------------------------------------
constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

         6.    Option Price.
               ------------

               (a)  Minimum Option Price. The option price per share of the
                    --------------------
Common Stock underlying each option shall be fixed by the Committee, but shall not be less than 100% of the fair market value of such shares on the date the option is granted. Such fair market value shall be determined by the Committee, which may use any reasonable method of valuation, including: (i) the mean between the high and low prices of the Common Stock on the principal exchange on which it is then trading, if any, on the day previous to the grant date (or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred); (ii) if the Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the mean between the high and low sales prices (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the representative high bid and low asked prices (in all other cases) for the Common Stock on the day previous to the grant date as reported by NASDAQ or such successor quotation system (or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred); or (iii) if the Common Stock is not publicly traded on an exchange or is not quoted on NASDAQ or a successor quotation system, the fair market value determined by taking into account all relevant facts and circumstances, which may include the advice of an independent appraiser.

               (b)  Ten Percent Shareholders. No incentive stock option shall be
                    ------------------------
granted to any person who, at the time the option is granted, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or

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subsidiary of the Company, unless the option price is at least 110% of the fair market value of the Shares subject to the option.

         7.    Terms and Conditions of Options.
               -------------------------------

               Options granted under the Plan shall be in such form as the Committee may from time to time approve, subject to the following terms and conditions, and may contain such additional terms and conditions (which terms and conditions need not be the same in each case), not inconsistent with the Plan, as the Committee shall deem desirable:

               (a)  Option Period and Conditions and Limitations on Exercise. No
                    --------------------------------------------------------
option shall be exercisable with respect to any of the Shares subject to the option later than ten years from the date of grant. Notwithstanding the foregoing, in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time an incentive stock option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company, such incentive stock option shall not be exercisable with respect to any of the Shares subject thereto later than five years after the date of grant. The date on which an option ultimately becomes unexercisable under the previous two sentences is hereinafter referred to as the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each option shall be exercisable at such time or times and subject to such conditions as are set forth in the option agreement.

               (b)  Termination of Employment. If an Optionee's employment or
                    -------------------------
Directorship is terminated for any reason whatsoever (including his death), the right to exercise said option shall terminate:

                    (1) At the close of business on the day preceding the date of termination of the Optionee's employment or Directorship, if termination occurs within the one year following the date of grant; or

                    (2) At the close of business on the day preceding the date of termination of the Optionee's employment or Directorship, if termination occurs for cause, as hereinafter defined; or

                    (3) At the expiration of a period of one year after the Optionee's death, if the Optionee's employment or Directorship is terminated by reason of death of the Optionee or if the Optionee had a right to exercise an option on the date of death pursuant to Section 7(b)(1) or (5); and prior to such date such option may be exercised by the estate or by the person or persons who acquire the right to exercise such option by bequest or inheritance with respect to any or all of the shares remaining subject to such option at the time of the Optionee's death; or

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                    (4)  At the expiration of a period of one year after the
Optionee ceases to receive wages through the Company's or a subsidiary's payroll because of disability, as determined in accordance with applicable Company personnel policies (the determination of the Committee on any question involving disability shall be conclusive and binding on all parties); or

                    (5) At the expiration of three months after the Optionee's employment or Directorship is terminated, if the Optionee's employment or Directorship is terminated for any other reason than death, disability or for cause.

               Noncompetition. The right of the Optionee to exercise an option
               --------------
during the period specified in the option agreement shall be subject to the condition that during such period the Optionee shall not render services for any organization engaged directly or indirectly in any business which, in the opinion of the Committee, competes with or is in conflict with the interests of the Company or any of its subsidiaries.

               (c)  Cause. For purposes of the Plan, the term "cause" shall mean
                    -----
(i) any gross or habitual neglect of duty or misconduct of an Optionee in discharging any of his duties and responsibilities as an employee of the Company or any of its subsidiaries, (ii) fraud, theft or embezzlement committed against the Company or any subsidiary or customer of the Company, or (iii) an Optionee's conviction of a felony or any other crime involving moral turpitude.

               (d)  General. The Committee, in its sole discretion, may amend
                    -------
any particular option agreement to provide that the right to exercise such option shall continue for a period, which shall be specified by the Committee, after termination of the Optionee's employment and no later than the Option Expiration Date. An option exercised after cessation of employment by an Optionee for any reason may, subject to adjustment as provided in Section 9, be exercised only with respect to the number of Shares which the Optionee could have acquired under the option immediately prior to the cessation of such employment. In no event may an option be exercised after its Option Expiration Date. Subject to the limitations set forth in Section 422 of the Code applicable to incentive stock options, the Committee may adopt, amend or rescind from time to time such provisions as it deems appropriate with respect to the effect of leaves of absence approved by any duly authorized officer of the Company or any subsidiary with respect to any Optionee.

               (e)  Acceleration of Exercise. The Committee may, in its
                    ------------------------
discretion, in the case of any option previously granted under the Plan which is not then immediately exercisable in full, accelerate the time or times at which such option may be exercised to any earlier time or times. Any action taken or determination made by the Committee pursuant to this Section 7(e) shall be conclusive on all parties.

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                  (f)   Transferability. Except as provided in this section,
                        ---------------
during the lifetime of an Optionee, only the Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise an option. Except as provided in this section, no option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution. If authorized in the applicable option agreement, an Optionee may transfer all or part of an option that is not an incentive stock option to (i) any immediate family member, (ii) a trust or trusts for the exclusive benefit of any immediate family member, or (iii) a partnership in which immediate family members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred options are prohibited except those in accordance with this section or by will or the laws of descent and distribution. Following transfer, any such option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "Optionee" shall be deemed to refer the transferee where relevant. The events of termination of employment or other service relationship shall continue to be applied with respect to the original Optionee, following which the option shall be exercisable by the transferee only to the extent, and for the periods specified in the option agreement. "Immediate family members" means the spouse, children and grandchildren of the Optionee.

                  (g)   Legal Limitations. Notwithstanding any provision of the
                        -----------------
Plan or the terms of any option issued pursuant to the Plan, the Company shall not be required to issue any Shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, or any securities exchange.

         8.       Exercise and Payment.
                  --------------------

                  (a)   Exercise. In order to exercise an option under the Plan,
                        --------
the person or persons entitled to exercise it shall deliver to the Company written notice of the number of full Shares with respect to which such option is to be exercised accompanied by payment in full for the Shares being purchased plus, in the case of a nonqualified option, any required withholding tax to the extent that payment of such withholding tax is not satisfied in the manner prescribed in Section 8(f) hereof. No fractional Shares will be issued. The payment of the option exercise price shall either be (i) in cash, (ii) through delivery to the Company of Shares evidenced by negotiable certificates registered in the sole name of the Optionee or in the names of the Optionee and spouse, or (iii) by any combination of cash and Shares. The Committee may provide, by inclusion of appropriate language in an option agreement, that payment in full of the option price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the Shares for which the option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and, at the time such certificate or certificates are delivered, the broker

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tenders to the Company cash (or cash equivalents acceptable to the Company)
equal to the option price for the Shares purchased pursuant to the exercise of the option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the option. To the extent that the withholding tax is not paid in the manner prescribed in Section 8(f) hereof, the withholding tax shall be paid in cash or through a payroll reduction no later than the next payroll cycle.

                  (b)   Payment in Shares; Right of Committee to Refuse Payment
                        -------------------------------------------------------
in Shares. The value of Shares delivered for payment of the option price shall
---------
be based on the fair market value of the Shares at the time the option is exercised. Such fair market value shall be determined by the Committee, which may use any reasonable method of valuation, including the method prescribed by
Section 6(a) hereof. If certificates representing Shares are used to pay all or part of the exercise price of an option, separate certificates shall be delivered by the Company representing the same number of Shares as each certificate so used and an additional certificate or certificates shall be delivered representing the additional Shares to which the option holder is entitled as a result of exercise of the option. Notwithstanding the foregoing provisions of Section 8(a) and (b), the Committee, in its sole discretion, may refuse to accept Shares in payment of the option price of the Shares with respect to which such option is to be exercised. In such event, any certificates representing Shares which were actually received by the Company with the written notice of exercise shall be returned to the person exercising such option, together with notice by the Company of its refusal to accept such Shares, and the Optionee shall be deemed to have withdrawn the option exercise and shall continue to have the right to exercise the option in accordance with the terms of the option agreement.

                  (c)   Merger, Consolidation or Tender Offer. Notwithstanding
                        -------------------------------------
any other provision of the Plan, the Committee is authorized to take such action as it determines to be necessary or advisable, in its sole discretion, with respect to options held by Optionees in the event of a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and no Shares are converted into or exchanged for securities, cash or any other thing of value), a sale or transfer of all or substantially all of the assets of the Company to another corporation or to any other person or entity, or a tender or exchange offer for voting stock of the Company made by any corporation, person or entity (other than an offer made by the Company). Such action by the Committee may include (but shall not be limited to) the following:

                        (i) accelerating the exercisability of any option to permit its exercise in full during such period as the Committee, in its sole discretion, shall prescribe following the public announcement of such a proposed merger, consolidation, sale or transfer of assets, or tender or exchange offer;

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                  (ii)  permitting any Optionee at any time during such period as the Committee, in its sole discretion, shall prescribe in connection with such a merger, consolidation, sale or transfer of assets, or tender or exchange offer, to surrender any option (or any portion thereof) to the Company for cancellation in return for a cash payment to the Optionee as determined by the Committee in its sole discretion; or

                  (iii) requiring any Optionee, at any time in connection with such a merger, consolidation, or sale or transfer of assets to surrender any option (or any portion thereof) to the Company (a) in return for a cash payment to the Optionee in accordance with Subsection (ii) above or (b) in return for a substitute option which is issued by the corporation surviving such merger or consolidation or the corporation which acquired such assets (or by an affiliate of such corporation) and which the Committee, in its sole discretion, determines to have a value to the Optionee substantially equivalent to the value to the Optionee of the option (or portion thereof).

             (d)  No Rights as Stockholder. The person or persons entitled to
                  ------------------------
exercise, or who have exercised, an option shall not be entitled to any rights as a stockholder of the Company with respect to any Shares subject to the option until such person or persons shall have become the holder of record of such Shares.

             (e)  No Right to Continued Employment. An option granted under this
                  --------------------------------
Plan shall not confer upon the Optionee any right to remain in the employment of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate the Optionee's employment at any time.

             (f)  Withholding. The Company shall have the right to withhold from
                  -----------
any payments of cash or issuance of Shares by the Company under this Plan, or to collect as a condition of such payment or issuance, any taxes required by law to be withheld. At any time when an Optionee is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an option exercise, the Optionee may, subject to such rules or procedures as may be adopted by the Committee, satisfy such requirement in whole or in part by electing (the "Election") either to deliver to the Company certificates representing Shares having a value equal to the amount required to be withheld, or to have the Company withhold from the issuance which would otherwise be made to the Optionee a number of Shares having a value equal to the amount required to be withheld. Such value shall be determined by the Committee, which may use any reasonable method of valuation, including the method prescribed by Section 6(a) hereof. The Committee may disapprove any Election, suspend or terminate the right of Optionees to make Elections, or provide with respect to the grant of any option that the right to make Elections shall not apply to that option. Any Election shall be irrevocable and shall be deemed to have been made when a completed form

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of election is hand delivered to the Secretary of the Company or if mailed, on the day such form is postmarked.

         9.    Adjustment of Shares.
               --------------------

               In the event that any time after the Effective Date, the outstanding Shares are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of Shares subject to outstanding options, or portions thereof then unexercised, and the number of Shares subject to the Plan to the end that after such event the Shares subject to the Plan and the Optionee's right to a proportionate interest in the Company shall be maintained as before the occurrence of such event. Such adjustment in an outstanding option shall be made without change in the total price applicable to the option or the unexercised portion of the option (except for any change in the aggregate price resulting from rounding-off share quantities or prices) and with any necessary corresponding adjustment in option price per Share. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company, and all other interested persons.

         10.   Amendments and Termination.
               --------------------------

               The Board of Directors of the Company may at any time terminate, suspend or amend the Plan in such respects as it shall deem advisable, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board of Directors action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board of Directors may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval. No termination, suspension or amendment of the Plan may, without the consent of the employee to whom any option shall theretofore have been granted, adversely affect the rights of such employee under any such option then outstanding.

         11.   Unfunded Plan.
               -------------

               The Plan shall be unfunded. The Company shall not be required to segregate any cash or any Shares which may at any time be represented by options granted hereunder. Neither the Company, its Board of Directors nor the Committee shall be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of the Company to any Optionee with respect to an option granted hereunder shall be based solely upon contractual obligations created by this Plan

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and the option agreement, and the rights of any Optionee shall be limited to those of a general creditor of the Company.

         12.   Governing Law.
               -------------

               The Plan shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

                                      * * *

               The Plan was duly adopted and approved by the Board on June 3, 1998 and was duly approved by the stockholders of the Corporation on July 31, 1998. On April 5, 2001 and August 3, 2001, respectively, the Board and stockholders of the Corporation approved an amendment to the Plan increasing the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan to 650,000.

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